                                                                EXHIBIT 23.1



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-71311) of Anheuser-Busch Companies, Inc. of our report dated June 18, 2004 relating to the financial statements of the Anheuser-Busch Global Employee Stock Purchase Plan, which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

St. Louis, Missouri
July 21, 2004